EXHIBIT 10.4

EXECUTION COPY

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is made as of the 6th day of July, 2012 by (i) AEMETIS ADVANCED FUELS KEYES, INC. (f/k/a AE Advanced Fuels Keyes, Inc.), a Delaware corporation (“AEAFK”), (ii) AEMETIS, Inc. (f/k/a AE Biofuels, Inc.), a Nevada corporation (“Parent”), (iii) BIOFUELS MARKETING, INC., a Delaware corporation, (iv) AEMETIS BIOCHEMICALS INC., a Nevada corporation, (v) AEMETIS INTERNATIONAL, INC. (f/k/a International Biodiesel, Inc.), a Nevada corporation, (vi) AEMETIS TECHNOLOGIES, INC. (f/k/a AE Zymetis, Inc.), a Delaware corporation, (vii) AEMETIS BIOFUELS, INC. (f/k/a AE Biofuels Technologies, Inc.), a Delaware corporation, (viii) AE ADVANCED FUELS, INC., a Delaware corporation, (ix) AEMETIS ADVANCED FUELS, INC., a Nevada corporation, (x) AEMETIS AMERICAS, INC. (f/k/a American Ethanol, Inc.), a Nevada corporation, (xi) ENERGY ENZYMES, INC., a Delaware corporation, (xiii) KEYES FACILITY ACQUISITION CORP., a Delaware corporation to be merged with and into Cilion, Inc., a Delaware corporation and to be known as Aemetis Facility Keyes, Inc. (“Cilion Acquisition Corp.”, and together with AEAFK, the “Borrowers”, and each a “Borrower”), and (xii) AE BIOFUELS, INC., a Delaware corporation (such parties collectively, the “Debtors”, and each a “Debtor”) having a mailing address at 20400 Stevens Creek Boulevard, Suite 700, Cupertino, California  95014, for the benefit and security of THIRD EYE CAPITAL CORPORATION, as Agent for the Noteholders are party to the Amended and Restated Purchase Agreement defined below (together with its successors and assigns, “Secured Party”).

RECITALS

A. Pursuant to (i) that certain Note and Warrant Purchase Agreement dated May 16, 2008 among Parent, Agent, and the Noteholders party thereto (including all amendments and modifications thereto, the “Parent Purchase Agreement”), Debtor executed and delivered that certain Security Agreement dated as of May 16, 2008 (including all amendments and modifications thereto, the “Original Parent Security Agreement”) in favor of Agent to secure all obligations under the Parent Purchase Agreement as set forth in the Original Parent Security Agreement and (ii) that certain Note Purchase Agreement dated October 18, 2010 among AEAFK, Agent, and the Noteholders party thereto (including all amendments and modifications thereto, the “AEAFK Purchase Agreement”), Debtor executed and delivered that certain Security Agreement dated as of October 18, 2010 (including all amendments and modifications thereto, the “Original AEAFK Security Agreement”, and together with the Original Parent Security Agreement, the “Original Security Agreement”) in favor of Agent to secure all obligations under the AEAFK Purchase Agreement as set forth in the Original AEAFK Security Agreement.

B. AEAFK, Cilion Acquisition Corp., the Agent and the Noteholders from time to time party thereto are entering into an Amended and Restated Note Purchase Agreement (as defined below) pursuant to which the Noteholders will provide certain financial accommodations to the Borrowers as set forth in the Amended and Restated Purchase Agreement.

C. In consideration of the financing and other financial accommodations being made to the Borrowers pursuant to the Amended and Restated Purchase Agreement and as a condition to entering into the Amended and Restated Purchase Agreement, each Debtor has agreed to amend and restate the Original Security Agreement and execute and deliver this Agreement.

ACCORDINGLY, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I

CONSTRUCTION AND DEFINED TERMS

1.01           Defined Terms.  Unless otherwise expressly stated in this Agreement: (a) capitalized terms which are not otherwise defined herein shall have the meanings assigned thereto in the Amended and Restated Purchase Agreement; and (b) “Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit Rights” and “Proceeds” shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Delaware Uniform Commercial Code (the “UCC”), as it may be revised from time to time; provided that if, and to the extent that, the Uniform Commercial Code of a jurisdiction other than Delaware governs the perfection, the effect of perfection or non-perfection, or the priority of a security interest created under this Agreement, then “UCC” shall refer to the Uniform Commercial Code of such other jurisdiction to the extent applicable to the perfection, the effect of perfection or non-perfection, or the priority of such security interest.

 “Amended and Restated Purchase Agreement” means the Amended and Restated Note Purchase Agreement of even date herewith as the same shall be amended from time to time in accordance with the terms thereof, by and among Debtors, Secured Party and the Noteholders from time to time party thereto, together with the Exhibits and Schedules attached thereto.

"Secured Obligations" means all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or alone or in any other capacity whatsoever) of Debtor and each Affiliate or Subsidiary of Debtor (or any of them) under or pursuant to each or any of the Note Purchase Documents (each as amended or restated from time to time) together with all costs, charges and expenses incurred by Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Amended and Restated Purchase Agreement, the Notes and any other Note Purchase Documents or any other document evidencing or securing any such liabilities.

ARTICLE II

SECURITY INTEREST;  PERFECTION

2.01           Security Interest.  To secure the full and timely payment, performance and satisfaction of the Secured Obligations, each Debtor does hereby pledge, assign, transfer and deliver to Secured Party and does hereby grant to Secured Party a continuing and unconditional security interest in and to the property of such Debtor, whether now existing or hereafter acquired, and wherever now or hereafter located, and the products and proceeds therefrom (collectively, the “Collateral”), described as follows:

(a)           All Accounts, and all Goods, repossessed from or returned by an Account Debtor, whose sale, lease, or other disposition by Debtor have given rise to Accounts;

(b)           All Inventory; all Goods, other than Inventory;

(c)           All Equipment, Vehicles, furniture and Fixtures;

(d)           All Chattel Paper, Instruments, Documents, Deposit Accounts, General Intangibles and Investment Property;

(e)           All Commercial Tort Claims identified on Schedule 2.01 attached hereto and all Letter of Credit Rights;

(f)           All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs and other computer materials and records) of such Debtor pertaining to any of the foregoing; and

(g)           All products and Proceeds of any of the foregoing, including, without limitation, all insurance policies and proceeds insuring the foregoing property or any part thereof, including unearned premiums.

           2.02           Perfection by Filing.

(a)           Promptly upon Secured Party’s request from time to time, each Debtor shall deliver to Secured Party any financing statement or other document, and shall use commercially reasonable efforts to cause any third party to execute and deliver to Secured Party any other document (including financing statement termination statements), reasonably requested by Secured Party to perfect the security interests created under this Agreement and to establish, maintain, and continue the first priority of the security interests created under this Agreement.

(b)           Secured Party shall not be required to obtain Debtors’ consent or authorization for Secured Party to file, and Secured Party shall be entitled to file, any financing statement, amendment, or other document that Secured Party may be authorized to file in accordance with the terms of the UCC, including any financing statement, amendment, or other document that Secured Party may be authorized to file based on Debtors having executed this Agreement or based on Debtors having executed any other security agreement.

(c)           Any financing statement or other record filed to perfect the security interests evidenced by this Agreement may, at Secured Party’s option, describe or indicate the Collateral in the manner that the Collateral is described in this Agreement, or as all assets of Debtors, or as all personal property of Debtors, or by any other description or indication of the Collateral that may be sufficient for a financing statement under the UCC.

2.03           Perfection by Possession.  If Collateral is of a type as to which it is necessary, desirable, or advisable, as determined by Secured Party, for Secured Party to take possession of such Collateral in order to protect, perfect, or maintain the first priority of Secured Party’s security interest or other lien in such (or any other) Collateral, then, promptly upon Secured Party’s request from time to time and with respect to Collateral, each Debtor shall deliver such Collateral to Secured Party.

2.04           Deposit Accounts.  (a)    Schedule 2.04 hereto accurately sets forth, as of the date of this Agreement, each Deposit Account maintained by each Debtor and the name of the respective bank with which such Deposit Account is maintained.  For each Deposit Account Debtor shall cause the bank with which such Deposit Account is maintained to execute and deliver to the Secured Party a "control agreement" in form and substance satisfactory to the Secured Party.  If any bank with which a Deposit Account is maintained refuses to, or for any other reason does not, enter into such a "control agreement", then the Debtors shall promptly (and in any event within 30 days of the date of this Agreement or, if later, 30 days after the establishment of such account) close the respective Deposit Account and transfer all balances therein to another Deposit Account meeting the requirements of this Section 2.04.

(b)           After the date of this Agreement, Debtors shall not establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of the preceding clause (a).  Within 30 days after any such Deposit Account is established, the appropriate "control agreement" shall be entered into in accordance with the requirements of preceding clause (a), and Debtors shall furnish to the Secured Party a supplement to Schedule 2.04 hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

2.05           Actions by Secured Party.  None of the following shall affect the Obligations of Debtors to Secured Party under this Agreement or Secured Party's rights with respect to the Collateral.

(a)           Acceptance or retention by Secured Party of other property or interests in property as security for the Obligations;

(b)           Release of all or any part of the Collateral;

(c)           Release, extension, renewal, modification or compromise of the liability of any guarantor of the Obligations; or

(d)           Failure by Secured Party to resort to other security or pursue Debtors or any other obligor liable for any of the Obligations before resorting to the Collateral.

ARTICLE III

WARRANTIES AND COVENANTS

3.01           Debtor’s Name and Identification Number.  The name of each Debtor set forth on the first page and the signature page of this Agreement is such Debtor’s correct and complete legal name.  The street address for each Debtor in this Agreement is such Debtor’s mailing address, and the facsimile number for each Debtor set forth in this Agreement is such Debtor’s facsimile number.  Debtors shall not change Debtors’ name or corporate structure or change the location of Debtors’ chief executive office without at least thirty (30) days’ prior written notice to Secured Party.

3.02           Organization, Power.  Each Debtor (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has the corporate power and authority to own such Debtor’s properties and assets and to carry on such Debtor’s business as now conducted, (c) has the corporate power and authority to execute, deliver and perform this Agreement and the other Note Purchase Documents and each agreement or instrument contemplated thereby to which such Debtor is or will be a party, and (d) is qualified to do business in every jurisdiction where such qualification is necessary except where the failure to so qualify would not have a materially adverse effect on such Debtor’s business, properties, operations, prospects or condition, financial or otherwise, and would not impair such Debtor’s ability to perform such Debtor’s obligations under or in connection with the Note Purchase Documents.

3.03           Ownership of Property; Priority of Security Interest.  Each Debtor is the sole owner of the Collateral free from any lien, security interest or encumbrance of any kind (other than Permitted Lien) and such Debtor will not sell, lease or grant any further security interest in the Collateral or any part thereof, and will not part with possession of the same, except in the usual and ordinary course of such Debtor’s business or as otherwise permitted under the Amended and Restated Purchase Agreement.  Debtors will not use or permit the Collateral to be used in violation of any law or ordinance and Debtors will procure and maintain, or cause to be procured and maintained, insurance on the Collateral for the full duration of this Agreement against reasonable risks of loss, damage and destruction in accordance with the provisions of the Amended and Restated Purchase Agreement.

3.04           Location of Collateral.  The Collateral is located at the locations listed on Exhibit A (the “Designated Locations”).  Each Debtor’s chief executive office is located at the address listed on the first page of this Agreement.

3.05           Further Assurances.  Each Debtor shall, at Secured Party's request, at any time and from time to time, deliver to Secured Party such financing statements and execute and/or deliver such other documents and instruments and do such acts as Secured Party may deem reasonably necessary or desirable in order to establish and maintain valid, attached and perfected security interests in the Collateral in favor of Secured Party, free and clear of all liens, claims and rights of third parties whatsoever.  Each Debtor hereby irrevocably appoints any officer of Secured Party (designated by Secured Party for such purpose) its attorney-in-fact, in such Debtor's name, place and stead, to execute such financing statements and other documents and, upon the occurrence and during the continuation of an Event of Default, to do such other acts as Secured Party may reasonably require to perfect and preserve Secured Party's security interest in, and to enforce such interests in the Collateral, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.  If any of the Collateral includes any vehicles with an aggregate market value in excess of $25,000 and having a certificate of title, each Debtor shall deliver to Secured Party the original certificate of title for each such vehicle or vehicles, together with such applications and other documents which Secured Party may request in order to have Secured Party's security interest noted on the certificate of title for such vehicle and to otherwise perfect Secured Party's security interest therein.

3.06           Identity; Locations.  Debtors shall not change Debtors’ name or corporate structure or change the location of Debtors’ chief executive office without at least thirty (30) days’ prior written notice to the Secured Party.

3.07           Liens.  Debtors shall not create, incur, assume or suffer to exist any liens or encumbrances upon the Collateral other than Permitted Liens.

3.08           Covenants under Amended and Restated Purchase Agreement.  As long as any Secured Obligations are outstanding, each Debtor shall comply with the covenants and agreements to which it or the Collateral are subject under the terms of this Agreement and the Amended and Restated Purchase Agreement.

ARTICLE IV

EVENT OF DEFAULT; ENFORCEMENT OF SECURITY INTEREST

4.01           Rights and Remedies.  The occurrence of an "Event of Default" under the Amended and Restated Purchase Agreement shall constitute an Event of Default under this Agreement.  Upon the occurrence  and continuation of an Event of Default under the Amended and Restated Purchase Agreement, Secured Party may exercise, from time to time, any rights and remedies available to it under the UCC and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement, the Amended and Restated Purchase Agreement or in any other Note Purchase Documents and may, without limitation, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession) without notice, demand or legal process of any kind, wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into each Debtor's premises where any of the Collateral may be or be supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Secured Party shall have the right to store the same at each Debtor's premises without cost to Secured Party.  At Secured Party’s request, each Debtor will, at such Debtor’s expense, assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party which is reasonably convenient to Secured Party and such Debtor.

4.02           Disposition of Collateral.

(a)           Upon the occurrence and continuation of an Event of Default under the Amended and Restated Purchase Agreement, Secured Party may sell, lease, license, or otherwise dispose of any or all of the Collateral in its present condition or following any commercially reasonable preparation or processing.  Each Debtor agrees that 10 days notice from Secured Party of any proposed sale or other disposition of Collateral by Secured Party shall be reasonable.

(b)           Upon the occurrence and continuation of an Event of Default under the Amended and Restated Purchase Agreement, Secured Party may dispose of Collateral by public or private proceedings, by one or more contracts, as a unit or in parcels, and at any time and place and on any terms.

(c)           Upon the occurrence and continuation of an Event of Default under the Amended and Restated Purchase Agreement, Secured Party may purchase Collateral (1) at a public disposition or (2) if the Collateral is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations, at a private disposition at standard market prices for such Collateral.

4.03           Power of Attorney.  Each Debtor hereby appoints Secured Party as such Debtor’s attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to do each of the following in the name of such Debtor or in the name of Secured Party or otherwise, for the use and benefit of Secured Party, but at the cost and expense of  such Debtor, and with or without notice to such Debtor upon the occurrence and during the continuation of an Event of Default under the Amended and Restated Purchase Agreement in accordance with the terms thereof, to endorse such Debtor's name to checks, drafts, instruments and other items of payment, and/or proceeds of the Collateral.  The foregoing power of attorney is in addition to any other power of attorney that may be granted to Secured Party under any Note Purchase Document.

ARTICLE V

GENERAL PROVISIONS

5.01           Remedies Cumulative.  No failure or delay on the part of Secured Party in exercising any right, power or privilege hereunder or under any other Note Purchase Document and no course of dealing between Debtors, Debtors or other Person and Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Note Purchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies which Secured Party would otherwise have and may be exercised simultaneously.  No notice to or demand on Debtors in any case shall entitle Debtors, Debtors or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand.  EACH DEBTOR WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH SUCH DEBTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY SECURED PARTY IN ENFORCING THIS AGREEMENT OR THE COLLATERAL AND RATIFIES AND CONFIRMS WHATEVER SECURED PARTY MAY DO PURSUANT TO THE TERMS HEREOF AND WITH RESPECT TO THE COLLATERAL AND AGREES THAT SECURED PARTY SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR MISTAKES OF FACT OR LAW.

5.02           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) sent to the recipient by reputable overnight courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (iv) sent via facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.  Such notices, demands and other communications shall be sent to Secured Party and Debtors at the address indicated below:

To Debtors:	Aemetis Advanced Fuels Keyes, Inc. 20400 Stevens Creek Boulevard, Suite 700 Cupertino, California 95014 Attention: Eric A. McAfee - President

To Secured Party:	Third Eye Capital Corporation Brookfield Place, TD Canada Trust Tower 161 Bay Street, Suite 3820 Toronto, Ontario ON M5J 2S1 Canada Attention: Mr. Arif N. Bhalwani, Managing Director

With a copy to:	DLA Piper LLP (US) 500 8th Street, NW Washington, DC 20004 Attention: Eric Eisenberg

5.03           Term.  The term of this Agreement shall commence with the date of this Agreement and shall continue in full force and effect and be binding upon each Debtor until all Secured Obligations shall have been fully paid and satisfied and Secured Party shall have given Debtors written notice of the termination of this Agreement (excluding provisions that by their terms survive termination of other provisions of this Agreement or survive the termination of the security interest created under this Agreement). Secured Party shall not be obligated to give Debtors written notice of termination of this Agreement, or to terminate any financing statements or other liens, until all Secured Obligations shall have been fully paid and satisfied and there is no commitment on the part of Secured Party or any purchaser to make an advance, incur an obligation or otherwise give value, and Debtors shall have given Secured Party a written demand requesting the termination of this Agreement and any financing statements at which time Secured Party shall execute and deliver such documents, at Debtors’ expense, as are necessary to release Secured Party’s liens in the Collateral.  Notwithstanding anything to the contrary in this Agreement or any other Note Purchase Documents, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtors or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Debtors or any substantial part of Debtors’ assets, or otherwise, all as though such payments had not been made.

5.04           Further Assurances.  Each Debtor shall execute and deliver to Secured Party such further assurances and take such other further actions as Secured Party may from time to time reasonably request to further the intent and purpose of this Agreement and the other Note Purchase Documents and to maintain and protect the rights and remedies intended to be created in favor of Secured Party under this Agreement and the other Note Purchase Documents.

5.05           Amendments, Waivers and Consents;  Successors and Assigns.  This Agreement may not be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing signed by Secured Party and Debtors.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations have been fully paid and satisfied and this Agreement has been terminated, (ii) be binding upon each Debtor and each Debtor’s successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and Secured Party’s successors, transferees and assigns.  This Agreement may not be assigned by Debtors without the prior written consent of Secured Party.

5.06           Entire Agreement.  This Agreement is the complete and exclusive expression of all the terms of the matters expressed herein, and all prior agreements, statements, and representations, whether written or oral, which relate hereto in any way are hereby superseded and shall be given no force and effect.  No promise, inducement, or representation has been made to Debtors which relates in any way to the matters expressed in this Agreement and in any other Note Purchase Documents with this Agreement, other than what is expressly stated herein and in such Note Purchase Documents.

5.07           Amendment and Restatement.  This Agreement amends and restates in its entirety the Original Security Agreement. This Agreement shall not be deemed to constitute a novation of the Original Security Agreement or the obligations evidenced thereby.

5.08           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

5.09           Indemnification.  In addition to and not in limitation of any indemnification obligations of Debtors under the Amended and Restated Purchase Agreement, each Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), including without limitation any past, present or future violation of any Environmental Laws, relating to or affecting such Debtor’s properties or such Debtor’s operations, whether or not caused by or within the control of such Debtor, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Secured Party.

5.10           Governing Law.  This Agreement and all related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of laws principles thereof that would require the application of the laws of a jurisdiction other than Delaware.

5.11           JURISDICTION; VENUE.  Debtor submits to the jurisdiction of any state or Federal court sitting in the State of Delaware in any legal suit, action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.02.  Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Secured Party to bring proceedings against Debtors in the courts of any other jurisdiction.  To the extent provided by law, should Debtors, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, Debtors shall be deemed in default and an order and/or judgment may be entered by the court against Debtors as demanded or prayed for in such summons, complaint, process or papers.  The exclusive choice of forum for Debtors set forth in this Section 5.11 shall not be deemed to preclude the enforcement by Secured Party of any judgment obtained in any other forum or the taking by the Secured Party of any action to enforce the same in any other appropriate jurisdiction, and Debtors hereby waive the right to collaterally attack any such judgment or action.

5.12           Severability.  Any provision of this Agreement, or of any other Note Purchase Document, that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.13           Counterparts.  This Agreement may be executed in counterparts and each shall be effective as an original, and a photocopy, facsimile or telecopy of this executed Agreement shall be effective as an original.  In making proof of this Agreement, it shall not be necessary to produce more than one counterpart, photocopy, facsimile, or telecopy of this Agreement.

5.14           Miscellaneous.  Terms used in this Agreement shall be applicable to the singular and plural, and references to gender shall include all genders.

5.15           WAIVER OF JURY TRIAL.  DEBTORS AND SECURED PARTY MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING UNDER THIS AGREEMENT OR THE OTHER NOTE PURCHASE DOCUMENTS.  DEBTORS AND SECURED PARTY ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT EACH DEBTOR AND SECURED PARTY EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF ITS CHOICE.  DEBTORS AND SECURED PARTY AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

[SIGNATURE PAGE FOLLOWS]

EXECUTION COPY

IN WITNESS WHEREOF, and intending to be legally bound hereby, Debtors and Secured Party execute this Agreement as of the date first above written.

DEBTORS:

AEMETIS, INC.
AEMETIS ADVANCED FUELS KEYES, INC.
AEMETIS BIOCHEMICALS INC.
AEMETIS INTERNATIONAL, INC.
AEMETIS TECHNOLOGIES, INC.
AEMETIS BIOFUELS, INC.
AE ADVANCED FUELS, INC.
AEMETIS ADVANCED FUELS, INC.
AEMETIS AMERICAS, INC.
ENERGY ENZYMES, INC.
AE BIOFUELS, INC.

By:  /s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

BIOFUELS MARKETING, INC. By: /s/ Eric A. McAfee Name: Eric A. McAfee Title: President

KEYES FACILITY ACQUISITION CORP., predecessor in interest to Cilion, Inc. pursuant to the Acquisition and to be known as Aemetis Facility Keyes, Inc. after the consummation of the Acquisition

By:  /s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

signature page to amended and restated security agreement – Borrower and affiliates

SECURED PARTY: THIRD EYE CAPITAL CORPORATION By: /s/ David G. Alexander Name: David G. Alexander Title: Managing Director

signature page to amended and restated security agreement – Borrower AND AFFILIATES